As filed with the Securities and Exchange Commission on September 23, 2019

Registration No. 333-218364

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

InterXion Holding N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Scorpius 30 2132 LR Hoofddorp The Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

InterXion Holding N.V. 2017 Executive Director Long Term Incentive Plan

InterXion Holding N.V. YourShare Plan

(Full title of the plan)

CT Corporation System

28 Liberty St., Floor 42

New York, NY 10005

United States

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copy to:

Michael Ernemann

Latham & Watkins LLP

99 Bishopsgate

London EC2M 3XF

United Kingdom

+44.20.7710.5810

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No.  1 relates to the Registration Statement on Form S-8 (File No. 333-218364) (the “Registration Statement”) of InterXion Holding N.V. (the “Registrant”), which was filed with the Securities and Exchange Commission on May 31, 2017. The Registration Statement registered 1,738,000 ordinary shares of the Registrant, €0.10 nominal value per share (the “Ordinary Shares”), in regards to which performance shares may be awarded pursuant to the InterXion Holding N.V. 2017 Executive Director Long Term Incentive Plan (the “2017 Plan”).

The purpose of this Post-Effective Amendment No. 1 is to add an additional plan to the Registration Statement, the InterXion Holding N.V. YourShare Plan (the “2019 Plan”), pursuant to which Ordinary Shares may be awarded. No additional securities are being registered hereby. The total amount of Ordinary Shares that may be awarded pursuant to the 2017 Plan and the 2019 Plan, jointly on a combined basis, will not exceed the 1,738,000 Ordinary Shares registered by the Registration Statement. Of the 1,738,000 Ordinary Shares registered by the Registration Statement, 1,423,608 Ordinary Shares remain available for awards as of the date hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit Number	Description

4.1	InterXion Holding N.V. 2017 Executive Director Long Term Incentive Plan (incorporated by reference to Exhibit 4.1 to InterXion Holding N.V.’s Registration Statement on Form S-8 (File No. 333-218364) filed on May 31, 2017).

4.2	InterXion Holding N.V. YourShare Plan.

5.1	Opinion of Loyens & Loeff N.V.

23.1	Consent of Loyens & Loeff N.V. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Amsterdam, The Netherlands, on September 23, 2019.

INTERXION HOLDING N.V.

By	/s/ David C. Ruberg
Name:	David C. Ruberg
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David C. Ruberg David C. Ruberg	President, Chief Executive Officer, Vice-Chairman and Executive Director (Principal Executive Officer)	September 23, 2019

/s/ John Doherty John Doherty	Chief Financial Officer (Principal Financial and Accounting Officer)	September 23, 2019

/s/ Jean F.H.P. Mandeville Jean F.H.P. Mandeville	Chairman and Non-Executive Director	September 23, 2019

/s/ Frank Esser Frank Esser	Non-Executive Director	September 23, 2019

/s/ Mark Heraghty Mark Heraghty	Non-Executive Director	September 23, 2019

/s/ David Lister David Lister	Non-Executive Director	September 23, 2019

/s/ Rob Ruijter Rob Ruijter	Non-Executive Director	September 23, 2019

/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States	September 23, 2019